Exhibit 99.1

Global Blockchain Acquisition Corp. and Cardea Corporate Holdings, Inc. Announce the Execution of a Definitive Merger Agreement

Cardea Corporate Holdings, Inc. will become a public company to advance its wealth management solutions business in the United States and internationally.

The business combination with Global Blockchain Acquisition Corp. values Cardea at an implied pro forma enterprise value of $175 million.

ORLANDO, FL and ATLANTA, GA, Aug. 17, 2023 (GLOBE NEWSWIRE) -- Global Blockchain Acquisition Corp. (NASDAQ: GBBK) (“GBBK”), a publicly traded special purpose acquisition company, and Cardea Corporate Holdings, Inc. (“Cardea”), an emerging global wealth management firm, today announced they have entered into a definitive agreement for a business combination (the “Merger Agreement”).

The transaction reflects an implied pro-forma enterprise valuation for Cardea of approximately $175 million. The transaction consideration will be paid in newly issued shares of common stock of GBBK. Upon completion of the transaction, GBBK will be renamed “Cardea Capital Holdings, Inc.” and will be listed on The Nasdaq Stock Market LLC (“Nasdaq”). The transaction is expected to provide Cardea with financing to fund its growth strategy globally. Cardea aims to create value through aggregation and integration, bringing new and innovative wealth management solutions to acquisitions as they are integrated.

The merger is expected to allow Cardea to further accelerate its mission to bring multi-generational wealth and asset management solutions more accessible worldwide, according to Jordan Waring, Chairman and Group CEO of Cardea. “This deal is the next step in our journey to transform wealth management for the digital age while still building on traditional finance principles,” Waring said.

Neil Fillary, President and International CEO of Cardea, brings over 20 years’ experience growing financial services firms, both in traditional finance and digital finance globally. “The merger represents a tremendous opportunity for Cardea to rapidly expand our next-generation offerings across the globe,” Fillary commented.

GBBK Leadership Team Chairman, Al Weiss, said, “We recognized Cardea’s seasoned leadership, ambitious growth strategy, and approach to modernizing wealth management. We believe this merger will create substantial value for shareholders.”

Max Hooper, CEO of GBBK, remarked: “Cardea’s dynamic team and multi-faceted strategy make them the ideal partner as GBBK’s target acquisition. We look forward to working together to drive the future of finance forward.”

Together, GBBK and Cardea aim to responsibly apply emerging digital trends like blockchain, AI, and tokenized assets to expand access to next-generation wealth management services worldwide while delivering traditional wealth management services to its clients globally.

Transaction Overview

Under the terms of the Merger Agreement, a wholly-owned subsidiary of GBBK will merge with and into Cardea, with Cardea surviving, and Cardea will become a wholly-owned subsidiary of GBBK. The combined public company will be renamed “Cardea Capital Holdings, Inc.” Cardea shareholders will receive consideration in the form of newly issued shares of common stock of GBBK, valued based on an aggregate implied pro forma enterprise value for Cardea of $175 million, subject to customary adjustments for Cardea’s closing working capital, cash and debt and any unpaid transaction expenses.

The boards of directors of GBBK and Cardea both unanimously approved the proposed business combination. The closing of the transaction is subject to approval by Cardea’s stockholders and GBBK’s stockholders, and is subject to other customary closing conditions, including but not limited to GBBK’s receipt of a fairness opinion supporting the implied pro-forma enterprise valuation of Cardea. It is currently anticipated that the transaction will close by the end of the first quarter of 2024.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive Merger Agreement relating to the transaction, a copy of which will be filed by GBBK with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Advisors

ArentFox Schiff LLP is serving as legal advisor to GBBK.

Ellenoff Grossman & Schole LLP is serving as U.S. legal counsel to Cardea.

About Cardea

Cardea is a cross-border wealth advisory, asset and investment management firm. Combining innovative tools and deep domain expertise, Cardea empowers families and advisors to make better informed decisions that impact multi-generational wealth. Cardea serves institutions, high-net-worth individuals, and families — navigating markets through socially responsible investing, providing efficient access to institutional grade investment opportunities and private office services that enable 360-degree NexGen Asset Management.

About Global Blockchain Acquisition Corp.

Global Blockchain Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. While GBBK may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on businesses that are focused on blockchain related technology, economy, industries, and solutions.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the Merger Agreement and the proposed business combination, GBBK intends to file with the SEC a registration statement/proxy statement on Form S-4 that will also constitute prospectus of GBBK with respect to the common stock of GBBK to be issued in the proposed business combination (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be delivered GBBK’s stockholders. The Company may also file other relevant documents regarding the proposed business combination with the SEC. THIS PRESS RELEASE DOES NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED BUSINESS COMBINATION AND IS NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE BUSINESS COMBINATION. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF GBBK ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders may obtain free copies of the proxy statement/prospectus (if and when available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge at: Global Blockchain Acquisition Corp., 6555 Sanger Road, Suite 200, Orlando, Florida 32827, attention: Dr. Max Hooper.

Participants in Solicitation

GBBK and Cardea, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of GBBK’s stockholders in respect of the proposed business combination. GBBK’s stockholders and other interested persons may obtain more detailed information about the names and interests of these directors and officers of GBBK and Cardea in the business combination will be set forth in GBBK’s registration statement on Form S-4, including a proxy statement/prospectus, when it is filed with the SEC. These documents can be obtained free of charge from the sources specified above and at the SEC’s web site at www.sec.gov.

This press release does not contain all the information that should be considered concerning the business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Before making any voting or investment decision, investors and security holders are urged to read the registration statement on Form S-4, the definitive proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, or an exemption therefrom.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of GBBK’s securities; (ii) the failure to satisfy the conditions to the consummation of the business combination, including the approval of the Merger Agreement by the stockholders of GBBK; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the Merger Agreement following the announcement of the entry into the Merger Agreement and proposed business combination; (v) the ability of the parties to recognize the benefits of the Merger Agreement and the business combination; (vi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (vii) statements regarding Cardea’s industry and market size; (viii) financial condition and performance of Cardea, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the business combination, potential level of redemptions of GBBK’s public stockholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Cardea; and (ix) those factors discussed in GBBK’s filings with the SEC and that that will be contained in the definitive proxy statement/prospectus relating to the business combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the definitive proxy statement/prospectus and other documents to be filed by GBBK from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Cardea and GBBK may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. Neither of Cardea or GBBK gives any assurance that Cardea or GBBK, or the combined company, will achieve its expectations.

Contact:

Global Blockchain Acquisition Corp.
Jonathan Morris
jonathan@globalblockchainpartners.com
(407) 720-9250

Cardea Corporate Holdings, Inc.

Jordan Waring or Neil Fillary

jordan.waring@cardeacap.co.uk

neil.fillary@cardeacorp.com

(478) 749-9915

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